Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

GTJ REIT, Inc.

Garden City, New York

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-169557 and No. 333-218667) of GTJ REIT, Inc. of our report dated March 19, 2026, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ Baker Tilly US, LLP

New York, New York

March 19, 2026